
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Diversified Futures Fund III L.P. and is qualified in its entirety by references to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          SEP-30-1996
<PERIOD-END>                               SEP-30-1996
<CASH>                                      74,391,369
<SECURITIES>                                         0
<RECEIVABLES>                                  303,259<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              81,563,418<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<COMMON>                                             0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                81,563,418<F3>
<SALES>                                              0
<TOTAL-REVENUES>                           (2,185,971)<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             7,534,387
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (9,720,358)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (9,720,358)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (9,720,358)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $260,524 and receivable from
DWR of $42,735.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $6,868,790.
<F3>Liabilities include redemptions payable of $1,841,490, accrued brokerage commissions of $138,232, accrued management fees of $205,041, accrued administrative expenses of $94,001 and accrued transaction fees and costs of $14,154.
<F4>Total revenues include realized trading revenue of $(5,676,192), net change in unrealized of $950,794 and interest income of $2,539,427.

